Exhibit 99

FARMER MAC NEWS

FOR IMMEDIATE RELEASE	CONTACT
December 3, 2007	Mary K. Waters
202-872-7700

Farmer Mac Reports Officers’ Amendments to 10b5-1 Trading Plans

Washington, D.C. — The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGM.A) reported that two of its officers have amended existing prearranged trading plans, in accordance with Securities and Exchange Commission Rule 10b5-1 and Farmer Mac’s policy on securities trades by company personnel.  Under Rule 10b5-1, directors and officers of a company may adopt a prearranged plan or contract for the sale of the company’s securities under specified conditions and times if the person has no material non-public information about the company.

The plans, which were originally adopted in November 2005 by Henry D. Edelman, President and CEO, and Nancy E. Corsiglia, Executive Vice President and CFO, were entered into and amended by the officers for personal financial planning purposes.  By the amendments reported today, Mr. Edelman added 261,913 10-year options granted in 2003, 2005 and 2006, and Ms. Corsiglia added 117,060 options with the same terms, to their respective plans.

Farmer Mac is the stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans.
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